UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 18, 2013
Date of Report

March 31, 2013
(Date of earliest event reported)

ENERGY EDGE TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey	8711	52-2439239
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 Plaza Real, Suite 275, Boca Raton, FL 33432
(Address of principal executive offices, including zip code)

(561) 962-4258
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2013, Energy Edge Technologies Corporation (the “Company”) entered into a Modification Agreement (the “Modification Agreement”) with The Dry Fried Wing Company, a Florida corporation (“DFW”) and John C. Walker (“Walker”).  The Modification Agreement revised, amended and restated the terms of the Agreement to Merge (the “Merger Agreement”) that was executed on November 21, 2012 and reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 27, 2012.  The Merger Agreement has been replaced in its entirety by the Modification Agreement.  The basic terms of the Modification Agreement calls for Walker to transfer the remaining 35% of DFW to the Company in exchange for $700 and removes his option to sell the remaining 35% of DFW in exchange for 70,000,000 shares of the Company’s common stock.  Accordingly, no shares of the Company’s common stock will be issued for the transfer of the remaining 35% of DFW to the Company.  Following such transfer, the Company shall own 100% of DFW.  Further, the Company and Walker shall makes their best efforts to cause Robert Holdsworth to surrender 24,000,000 shares of the Company’s common stock and cause Joseph Ragosta to surrender 4,000,000 shares of the Company’s common stock.  Robert Holdsworth and Joseph Ragosta have already surrendered these shares as of December 2012.  A full version of the Modification Agreement is attached hereto as Exhibit 2.1

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 31, 2013, the Company closed the transaction described in Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Modification Agreement dated March 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2013

ENERGY EDGE TECHNOLOGIES CORPORATION
By:	/s/ James Boyd
Name:	James Boyd
Title:	Chief Executive Officer